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                                                                     EXHIBIT 5.1


                         [Letterhead of Kirkland & Ellis]



                                August 28, 2001

National Equipment Services, Inc.
1603 Orrington Avenue
Suite 1600
Evanston, Illinois  60201

                  Re:  National Equipment Services, Inc.
                       Registration Statement on Form S-8
                       ----------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to National Equipment Services, Inc. (the "Company") in connection with the proposed registration by the Company of up to 2,261,191 additional shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable upon exercise of stock options and other awards granted under the First Amendment and Restatement of the National Equipment Services, Inc. 1998 Long Term Incentive Plan (the "Amended Plan"), pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement").

                  The opinions contained in this letter (herein called "our opinions") are based exclusively upon the General Corporation Law of the State of Delaware, as now constituted. We express no opinion as to the applicability of, compliance with, or effect of any other law or governmental requirement with respect to the Company.

                  Based upon and subject to the foregoing qualifications, assumptions and limitations, and the further limitations set forth below, we hereby advise you that in our opinion:

                        1. The Company is a corporation existing and in good standing under the General Corporation Law of the State of Delaware; and


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National Equipment Services, Inc.
August 28, 2001
Page 2


                           2. The shares of Common Stock registered under the Registration Statement and issuable under the Amended Plan, when issued pursuant to the terms of the Amended Plan as authorized by the Company upon receipt by the Company of the consideration therefor (in an amount at least equal to the par value of the related shares), will be validly issued, fully paid and non-assessable.

                  For purposes of this letter we have relied without any independent verification upon (i) information contained in one or more certificates provided by the Secretary of State of the State of Delaware, (ii) factual information supplied to us by the Company and (iii) factual information we have derived from such other sources as we have deemed reasonable. We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of the opinion in numbered paragraph 1, we have relied exclusively upon a certificate issued by the Secretary of State of the State of Delaware, and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by that certificate.

                  We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the related Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                  We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states.

                  This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Delaware be changed by legislative action, judicial decision or otherwise.



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National Equipment Services, Inc.
August 28, 2001
Page 3

                  This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                                      Sincerely,


                                      /s/ Kirkland & Ellis
                                      KIRKLAND & ELLIS